EXHIBIT 23.1








                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 25, 2001, included in this Core Laboratories, Inc. Profit Sharing and Retirement Plan (the "Plan") Annual Report on Form 11-K, for the year ended December 31, 2000, into the previously filed Form S-8 Registration Statement File No. 333-43859.




ARTHUR ANDERSEN LLP


Houston, Texas
June 27, 2001



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